Financial contact: Dave Feste, Chief Financial Officer, Datakey, 952-808-2349, or dave.feste@datakey.com

Industry contact: Colleen Kulhanek, Datakey, 952-808-2361, or marketing@datakey.com

Datakey Announces 2003 Fourth Quarter Results

Minneapolis, February 23, 2004 – Datakey, Inc. (OTCBB: DKEY), a leading developer of information security software products that simplify and secure access to corporate information, today reported results for the fourth quarter ended December 31, 2003. Revenue for the fourth quarter was $1,018,000, a decrease of 32 percent from $1,507,000 for the same period last year. The fourth quarter loss from continuing operations was $988,000, or $.09 per share, compared to a loss of $761,000, or $.08 per share, in the year-earlier period. Net loss in the 2004 fourth quarter included a “non cash” interest expense charge of $123,000 representing amortization of the $600,000 value of warrants issued in connection with a convertible debt financing completed in October.

Revenue for the twelve-month period ended December 31, 2003 was $4,113,000 compared to $7,257,000 for the same period last year. Net loss from continuing operations in the twelve-month period ended December 31, 2003 was $4,079,000, or $.39 per share, compared to a net loss from continuing operations of $2,668,000, or $.26 per share, in the year-earlier period.

“2003 was a transition year for Datakey. Although not yet reflected in our financial results, we are encouraged by our leading business indicators including sales pipeline size and growth, new customers, new channel partners and market recognition of Datakey Axis,” said Tim Russell, president and CEO of Datakey. “We continue to execute our plan to introduce new products, build a management team focused on revenue growth and a sales focus on building an indirect sales channel.”

Highlights of the Quarter Include:

New Financing

Datakey obtained $3.12 million in new financing from a group of accredited investors including three of our largest existing shareholders. In two separate transactions, the Company received $1.12 million from the exercise of existing warrants and $2 million from a convertible debt financing. This is an important accomplishment as it provides the funding needed to successfully launch Datakey Axis and continue to execute our plan.

Datakey Axis Status

We are encouraged by the positive reception that our Datakey Axis product is receiving from customers and reseller partners. Evidence of the market acceptance is our recent notification that readers of Microsoft Certified Professional Magazine have named Datakey Axis as the best product for “Enforcing Strong Network Authentication,” according to results published in the December 2003 “Products You Love” issue. Additional evidence is reflected in the efforts of our sales and business development team that delivered 39 new Axis customers in the quarter and trained over 25 new resellers to sell Datakey Axis.

New Customers

During the quarter, Datakey obtained orders from 90 new customers including the US Department of Treasury, the largest mortgage banker in Germany and a government agency in the Middle East. Additionally, several large customers continued their production deployments during the quarter including the US Department of State, Rabobank and a major US financial services organization. These continued deployments demonstrate the value of Datakey CIP (PKI) and Axis authentication products to discriminating customers and partners worldwide.

(More)

Organizational Changes

Datakey is pleased to announce the addition of Dave Feste to the management team as Vice President and Chief Financial Officer. Mr. Feste replaces Alan Shuler who has resigned from the Company to pursue other interests. Mr. Feste brings a strong background of nearly 30 years in financial management for growing public companies, most recently as Chief Financial Officer of Cima Labs.

Guidance

Our principal objectives for 2004 are to broaden our sales and marketing efforts to establish Axis in the marketplace and grow the sales of our current PKI-focused products in selected markets. We expect 2004 revenue to grow significantly above 2003 levels, but are not providing specific forward-looking guidance at this time.

About Datakey Inc.

Datakey Inc. (www.datakey.com) focuses on delivering complete smart card-based solutions that simplify access throughout the enterprise. Our solutions significantly increase the convenience and security for users logging into company resources by consolidating all digital credentials – including passwords, digital certificates, VPN credentials and biometric data – onto one smart card and automating access through a single sign-on. Datakey’s fully integrated smart card-based single sign-on systems allow our customers to automatically enforce stronger access controls while at the same time eliminating the need for the user to remember and manage multiple complex passwords.

Forward Looking Statements

Some of the statements in this press release are forward-looking: Statements relating to favorable business indicators including sales pipeline size and growth, new customers and channel partners and market recognition of Datakey Axis; the sufficiency of new financing to provide the funding needed to successfully launch Datakey Axis; the continuation of the deployment of CIP (PKI) and Axis authentication products; the ability to establish Axis in the marketplace and grow sales of PKI-focused products; and the expectation to grow 2004 revenues significantly above 2003 levels. Datakey faces certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements, including the following: the ability of the Axis to perform as projected; sufficient market acceptance of Axis to generate product profitably; increased sales of the PKI products; susceptibility of the information security market and Datakey’s product sales to economic conditions; dependence on the recruiting and retention of strong channel partners; and the ability of Datakey to maintain product advantages and product pricing over competing products. Datakey has outstanding a $2.0 million convertible debt loan which will be due at the end of October, 2004. If the loan is not converted, Datakey will have to seek new debt or equity financing, and Datakey can make no assurances that such new financing will be available on acceptable terms or at all. The forward-looking statements and risks stated in this press release are based on information available to Datakey today. Datakey assumes no obligation to update them.

(More)

DATAKEY, INC.
CONDENSED STATEMENTS OF INCOME
(000’s except EPS)

	Three Months Ended		Twelve Months Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2003	2002	2003	2002
Total Revenue	$1,018	$1,507	$4,113	$7,257
Cost of sales	464	716	2,239	3,601

Gross Profit	554	791	1,874	3,656
Operating expenses
Engineering, R&D and technical support	520	564	2,054	2,314
Sales and marketing	818	907	3,059	3,347
General and administrative	46	88	692	707

Total Expenses	1,384	1,559	5,805	6,368

Operating Loss	(830)	(768)	(3,931)	(2,712)
Interest Income (Expense)	(158)	7	(148)	44

Net Loss Before Taxes	(988)	(761)	(4,079)	(2,668)
Income Tax Expense	0	0	0	0

Net Loss From Continuing Operations	$(988)	$(761)	$(4,079)	$(2,668)

Loss Per Share-Continuing Operations	$(0.09)	$(0.08)	$(0.39)	$(0.26)

Income From Operations of Discontinued Segment	0	0	0	0
Gain On Disposal of Discontinued Segment	0	0	0	351

Total Gain From Discontinued Operations	$0	$0	$0	$351

Net Income per Share From Discontinued Operations	$0.00	$0.00	$0.00	$0.03

Net Loss	$(988)	$(761)	$(4,079)	$(2,317)

Net Loss Per Share, Primary and Fully Diluted	$(0.09)	$(0.08)	$(0.39)	$(0.23)

Weighted Average Common Shares-Primary and Fully Diluted	11,323	10,083	10,423	10,075

CONDENSED BALANCE SHEETS
(000’s )

	Dec. 31,	Dec. 31,
	2003	2002
Assets
Cash	$2,702	$2,563
Other current assets	1,442	2,762
Non current assets	674	546

Total Assets	$4,818	$5,871

Liabilities and Equity
Current liabilities	$2,309	$1,017
Deferred Revenue	306	355
Equity	2,203	4,499

Total Liabilities and Equity	$4,818	$5,871

###